NEWS RELEASE
FOR IMMEDIATE RELEASE

MacKenzie Realty Capital Announces Effective Date for 1-for-10 Reverse Stock Split

Orinda, Calif., (August 1, 2025) – MacKenzie Realty Capital, Inc. (Nasdaq: MKZR) (“MacKenzie” or the “Company”) today announced that its Board of Directors has approved an effective time at 5:01 p.m. Eastern Standard Time August 4, 2025, for its 1-for-10 reverse stock split. MacKenzie’s common stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market on August 5, 2025, under the current trading symbol, “MKZR.” The reverse stock split was approved by MacKenzie’s Board of Directors on July 3, 2025, and is intended to increase the per share trading price of the Company’s common stock to enable the Company to meet the minimum bid price requirement for continued listing on the Nasdaq Capital Market. There is no assurance that MacKenzie’s common stock will meet all Nasdaq requirements for continued listing.

As previously announced, the 1-for-10 reverse stock split will automatically convert ten current shares of MacKenzie’s common stock into one new share of common stock. No fractional shares will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, stockholders of record who otherwise would be entitled to receive less than one share will be entitled to cash in an amount equal to the applicable fraction multiplied by the closing price of the Company’s Common Stock on The Nasdaq Capital Market on August 1, 2025 (as adjusted for the Reverse Stock Split), without any interest. The reverse split will reduce the number of shares of outstanding common stock from 16,760,977.79 shares to approximately 1,676,098 shares. Proportional adjustments also will be made to the exercise prices of MacKenzie’s existing prefunded, Series A, and Series B warrants, as well as to certain adjustments to the conversion prices of its Series A, B, and C preferred shares.

Computershare, Inc. will act as the exchange agent for the reverse stock split. Stockholders of record are not required to take any action to receive post-split shares in book-entry. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to the holding entity’s particular processes; such stockholders will not be required to take any action in connection with the reverse stock split. However, these banks, brokers, custodians or other nominees may have different procedures for processing the reverse stock split than those for registered stockholders. If a stockholder holds shares of common stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee for more information.

In connection with the reverse stock split, the Company's CUSIP number will change to 55453W501 as of 5:01 p.m. Eastern Standard Time on August 4, 2025.

About MacKenzie Realty Capital, Inc.
MacKenzie, founded in 2013, is a West Coast-focused REIT that intends to invest at least 80% of its total assets in real property, and up to a maximum of 20% of its total assets in illiquid real estate securities.  We intend for the real property portfolio to be approximately 50% multifamily and 50% boutique class A office. The Company has paid a dividend every year since inception. The current portfolio includes interests in 4 multifamily properties and 8 office properties plus 2 multifamily developments.

For more information, please contact MacKenzie at (800) 854-8357. Please visit our website at: http://www.mackenzierealty.com

Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, among others, our ability to remain financially healthy, and our expected future growth prospects. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. For a further discussion of factors that could cause our future results, performance, or transactions to differ significantly from those expressed in any forward-looking statement, please see the section titled “Risk Factors” in annual reports on Form 10-K and quarterly reports on Form 10-Q that we file with the Securities and Exchange Commission from time to time.

89 Davis Road, Suite 100 • Orinda, California 94563 • Toll-Free (800) 854-8357 • Local (925) 631-9100 • www.mackenzierealty.com